UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) Of the Securities and Exchange Act Of 1934

February 26, 2007

Date of Report (Date of earliest event reported)

WATSON PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-20045	95-3872914
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

311 Bonnie Circle Corona, California		92880
(Address of principal executive offices)		(Zip Code)

(951) 493-5300

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                             Departure of Directors and Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2007 Cash Incentive Compensation for Chief Executive Officer.

On February 26, 2007, the Compensation Committee (the “Committee”) of the Board of Directors of Watson Pharmaceuticals, Inc. (the “Company”) adopted a formula for determining whether to award a cash bonus to Allen Chao, Ph.D., the Company’s Chairman of the Board, President and Chief Executive Officer, for performance during the 2007 fiscal year.  The formula is not contained in a formal written plan.  A summary of the criteria the Committee will use to determine Dr. Chao’s bonus for fiscal year 2007 is as follows:

Dr. Chao will be eligible to receive a cash bonus of up to $1,200,000.  Up to $800,000 will be based upon the Company achieving certain earnings before interest, taxes, depreciation and amortization, adjusted for non-cash charges, share-based compensation, acquisition related charges, restructuring charges, litigation charges, gains or losses on debt repurchase, and gains or losses on sales of operating assets or securities (“Adjusted EBITDA”), and up to $400,000 will be at the discretion of the Committee, taking into account:

(i)                                     success in developing and executing plans acceptable to the Committee for retaining key executives,  recruiting key executives as necessary, and further developing a succession plan for key executives;

(ii)                                  success in continuing to implement the Company’s quality improvement initiatives designed to enhance and improve the Company’s quality systems;

(iii)                               success in implementing the Company’s strategic action plan, including integration of acquired businesses and continued implementation of the Company’s ongoing cost improvement initiatives;

(iv)                              success in developing and implementing product life cycle management programs and activities;

(v)                                 success in developing and implementing plans to accelerate research and development and new product launch efforts; and

(vi)                              such other relevant factors as the Committee, in its sole discretion, shall determine.

The Committee will determine whether and to what extent a bonus will be paid for fiscal year 2007 after the end of 2007.

2007 Senior Executive Compensation Program.

On February 26, 2007, the Committee of the Board of Directors of the Company adopted the 2007 Senior Executive Compensation Program (the “Program”).  The terms of the Program are not contained in a formal written plan.

Pursuant to the Program and/or their current employment agreements, each senior executive (other than the Chief Executive Officer) of the Company (each, an “Executive Officer”) is eligible to receive an annual cash bonus targeted at, depending on his or her position with the Company, 35% to 65% of his or her base salary (the “Target Bonus”).  The amount of the Target Bonus awarded will be based on up to three components, as follows:  (i) the Company achieving certain Adjusted EBITDA targets (the “Financial Targets”), (ii) divisional contribution targets (where applicable) and (iii) the departmental and individual performance of such Executive Officer during 2007.  The weighted amount (as described below) of the Target Bonus payable for achieving the Financial Targets and divisional contribution targets can range from 0% to 150% based upon the level of achievement of such target.  The total amount of cash bonus payable to a Senior Executive may be adjusted by up to twenty five percent (25%) at the discretion of the Committee.

The application of the above factors in determining annual cash bonus awards varies by the position and division of the Executive Officer with the following ranges:

(i)                                     From forty percent (40%) to sixty percent (60%) of the Target Bonus is weighted based upon the Company’s actual performance against the Financial Targets,

(ii)                                  As applicable, from thirty percent (30%) to forty percent (40%) of the Target Bonus is weighted based upon divisional contribution, and

(iii)                               From twenty percent (20%) to forty percent (40%) of the Target Bonus is weighted based upon departmental and individual performance.

The Committee will determine whether and to what extent cash bonuses will be paid for fiscal year 2007 after the end of 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 2, 2007	WATSON PHARMACEUTICALS, INC.

	By:	/s/ David A. Buchen
David A. Buchen
Senior Vice President, General Counsel and Secretary